Exhibit 1

Westpac Institutional Bank Leadership across our markets February 2011 Westpac Banking Corporation ABN 33 007 457 141

Westpac Institutional Bank (WIB) recent initiatives In 2008, WIB significantly increased its customer focus with all elements of the business better aligned to meet customer needs This approach has improved the quality and sustainability of earnings Improved business model The GFC has led to significant changes in our business: Deepened relationships by remaining open for business More disciplined approach to pricing Further enhanced risk processes Expanded relationships with investors and capital market participants Customer focused strategy Significant changes in the business were completed in 2010: Restructured Equities Exited property funds management (Hastings) Reduced commercial property exposure Ran down non-customer Structured Finance1 business Restructured key businesses WIB has strengthened its business through the GFC with deeper customer relationships, a lower risk profile and a sustainable comparative advantage The initiatives undertaken in WIB have seen the business improve the quality of earnings and reduce risk WIB contributed 26% to The Westpac Group cash earnings in 2010, up from 17% three years ago Significant contributor to earnings Page 2 Leadership across our markets Non-customer Structured Finance results are reported in the Group Business Unit 1.

WIB strategic priorities Further deepen customer relationships via: Relationship management model Delivering institutional insight from sector specialists Superior technology and servicing capability Focus on new customer origination in target segments Customer Strong focus on Australia and New Zealand Strengthen global presence to support customers; particularly through organic expansion in Asia Sector wide coverage with additional resources and effort devoted to infrastructure, health, agriculture and energy/resources sectors Geography and Industry Maintain product and execution leadership Selectively build capability in new markets, eg. carbon Entrench transactional leadership via further investment Build specialist product expertise in structured equities, resources and deposits Product Our focus is to deliver superior returns by providing market-leading solutions, service and insight to earn all our customers’ business Supported by strong risk, superior technology and the best people Page 3 Leadership across our markets

WIB product leadership

- Our strength in the corporate and institutional market is evident through the No.1 position we hold in lead bank penetration and relationship strength[1]
- Around two thirds of WIB cash earnings are sourced from Debt Markets, Transactional & Client Services and Foreign Exchange & Commodities, Carbon and Energy (FX&CCE)

Transactional & Client Services

- **No.1 Lead Domestic Transactional Bank**
  Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia 2004-10
- **No.1 Relationship Strength[2,3]**
  Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia & NZ 2008-10
- **No.1 for Overall Satisfaction[2,3]**
  Peter Lee Associates Large Corporate & Institutional Transactional Banking surveys, Australia 2008-10 & NZ 2006-09

Debt Markets

- **No. 1 Lead Debt Security Provider**
  Peter Lee Australian Debt Securities Origination survey, Australia 2010
- **No. 1 Public Domestic Asset-Backed Securities (inc & ex self-lead deals)**
  Insto Debt League Tables (Full Year 2010)
- **No. 1 Australia Domestic Bonds**
  Bloomberg 2010 Aust. & NZ Capital Markets League Tables
- **No. 1 All Australian Debt (ex self-funded)**
  Thomson Reuters Debt Capital Markets review (Full Year 2010)

FX&CCE

- **No. 1 Corporate FX market share**
  Peter Lee Australian Foreign Exchange survey, Australia 2010
- **No.1 Relationship Strength[2]**
  Peter Lee Associates Foreign Exchange survey, Australia 2009-10
- **No.1 Sales Strength[2]**
  Peter Lee Associates Foreign Exchange survey, Australia 2009-10
- **2010 best FX bank - New Zealand**
  Global Finance World's Best FX Banks
- **FX and Derivatives House of the Year**
  KangaNews Awards 2010

1. Peter Lee Associates Large Corporate and Institutional Relationship Banking Survey Australia, 2009-10 (=No.1 in 2010)
2. In Australia ranked against the Top 4 competitors
3. In NZ ranked against the Top 3 competitors

Westpac Institutional Bank
Leadership across our markets
Page 4

Lead Transactional Banking position is sustainable

Market leading

- Leader in Transactional Banking[1] and Corporate Online platform[1] for 6 years
- Technology advantage, with platform simplifying customers' cash management requirements through QuickStream
- 1,500 customer connections across commercial, corporate, institutional and government
- 32% of corporate and institutional customers rate Westpac as their lead Transactional Bank[1]

Customer centric

- Full range of domestic and international transactional banking solutions ranging from core receivable and payable products (e.g. BPay & EFT) to enhanced and bespoke solutions
- Solutions enable customers to optimise working capital whilst balancing competing requirements of liquidity, credit exposure and investments
- Systems fully integrated into a customer's business

Continued investment

- Further investment underway as part of Strategic Investment Priorities (SIPs):
  - Enhancing market-leading payments capability
  - Installing new generation technologies to enhance the payments infrastructure, support client activity and further improve system reliability
- Dedicated innovation team researching and responding to new opportunities
- Attracting and retaining the best people to support customers

1. Peter Lee Associates Large Corporate and Institutional Transactional Banking survey, Australia 2005-2010 – ranked against the Top 10 competitors

Westpac Institutional Bank

Leadership across our markets

Page 5

QuickStream – a key element of our comparative advantage

QuickStream is a customised suite of modules that automate and support customers' payments and receivables

- QuickStream includes 12 modules utilising various payment channels including:
  - QuickWeb – accepts payments from a customer's website
  - QuickVoice – phone payments using interactive voice response technology
  - QuickBatch – efficient processing of recurring or bulk payments
- Modules integrate with a customer's accounting and information systems
- Dedicated team of supply chain analysts can further customise the modules to create end-to-end solutions meeting specific customer requirements:
  - Capable of being fully integrated into a customer's systems
  - Straight through processing of payments and associated information
  - Customised branding on client websites
- Extremely stable platform with over 99.95% uptime
- Supports solutions development across The Westpac Group

Westpac Institutional Bank

Leadership across our markets

Page 6

Benefits of Transactional Banking leadership Page 7 Leadership across our markets Establishes strong business relationships, which become the foundation for distributing other products and services Integration of the payments infrastructure sees WIB as a business partner, not just a supplier Managing some of Australia’s largest payment flows provides unique economic and business insights Supports long term and deep relationships Low risk and low capital intensive business providing an annuity income and consistent year-on-year growth

Additional slides

WIB at a glance Key financial data – FY10 % of Group earnings 26% Cash earnings $1,514m Revenue $3,295m Impairment charges $123m Expense to income ratio 31.5% Net loans $61.5bn Total committed exposure (TCE) $189.9bn Deposits $47.8bn Full time equivalent employees 3,000 (approx) Leading Australian wholesale bank focussed on delivering superior returns through: Deepening customer relationships by providing superior service and deep insights for customers Concentrating on high-return segments Improving cross-sell and further enhancing product distribution Relationships with around 3,000 customers globally Offshore operations in New York, London, Singapore, Hong Kong, Shanghai, Beijing, Mumbai, Jakarta, Auckland and Wellington Cash earnings have been more volatile in recent years due to the GFC, with impairments peaking for this cycle in 2009 Consistent growth in revenue (14% CAGR over the last two years) Page 9 Leadership across our markets 2008 and 2009 pro-forma basis Key WIB cash profit inputs1 ($m) 2008 2009 2010 2,561 389 853 3,072 1,528 361 3,295 123 1,514 Revenue Impairment Cash Earnings Australian orientated with 73% of TCE Diverse industry exposure: – Finance & insurance the largest sector although lower than recent years – Higher Government administration & defence driven by increase in liquid asset holdings – Utilities and Transport & storage the largest growth industries, but off smaller bases Two thirds of revenue generated by Debt Markets (38%), Transactional & Client Services (15%) and FX&CCE (13%) 38% 13% 6% 15% 12% 3% 13% Revenue contribution by business segment FY10 (%) Debt Markets FX&CCE Equities Transactional & Client Services Premium Business Group Hastings Other 1 42% 13% 12% 11% 8% 5% 5% 3% 1% TCE by industry (%) Finance & insurance Property Other Govt admin & defence Manufacturing Trades Utilities Mining Transport & storage 2 3 Australia 73% Europe & US 18% NZ/Pacific 6% Asia 3% TCE by geography (%)

Position in key markets, geographies & sectors Other includes capital benefit and private bank Asia Includes wholesale and retail trade Includes electricity, gas and water, communication services 1 2 3 Page 10 Leadership across our markets

FY10 in review Restructured/exited underperforming businesses Restructured Equities – cash earnings of $93m for FY10, up from $95m loss in FY09 Exited property funds management in WIB (Hastings) Commercial property lending down below pre-merger levels Cash earnings up 319% to $1,514m and core earnings up 10% to $2,257m Leading Debt Markets and Transactional & Client Services positions driving solid returns Restructured/exited underperforming businesses Absorbed a significant reduction in markets income High quality loan book saw no new large single name impaired assets and a significant fall in impairment charges Sector leading customer satisfaction through continued innovation and delivery of superior financial solutions Page 11 Leadership across our markets 2009 pro-forma basis

WIB Markets revenue Markets revenue by division1 ($m) 1H09 2H09 1H10 2H10 Debt Markets and Equities2 206 208 256 149 Foreign Exchange & Commodities, Carbon and Energy (FX&CCE) 507 159 203 207 Total 713 367 459 356 Markets revenue1 ($m) 1H09 2H09 1H10 2H10 Customer activity 337 224 238 272 Market trading activity 376 143 221 84 Total 713 367 459 356 Customer activity as a % of total activity 47% 61% 52% 76% Average VaR3 9.3 10.6 8.8 5.2 Markets revenue is an important contributor to WIB earnings (represented 25% of WIB FY10 revenue) and a high ROE Markets revenue is principally sourced from providing risk management and markets based products to customers: Relatively low risk business with moderate VaR Earnings still reliant on market volatility as this is a key driver of customer flows Downsized proprietary trading activities in late 2009 to focus more on managing customer risk/flows 2008 and 2009 pro-forma basis Represents operating revenue from sales and trading in Debt Markets and from the equity derivatives component of the Equities business VaR at 99% confidence level, 1 day hold period Page 12 Leadership across our markets

WIB strong and experienced leadership team Good mix of internal talent and external hires Over 200 years of combined experience in the banking and finance sector Ongoing commitment to improve diversity: 30% of WIB leadership team female Majority of team have worked in at least one other geography outside Australia Strong educational background with most having Masters or MBA qualifications Diverse backgrounds in other industries/sectors, including retail, legal, strategy and tourism Rob Whitfield Group Executive, WIB Paul Verschuer MD, FX&CCE Tony Masciantonio MD, Debt Markets Jeff Mitchell MD, Corporate & Institutional banking Alex Holcomb MD, Global Transactional Services & Asia Curt Zuber1 Group Treasurer Donna Vinci WIB CIO Ganesh Chandrasekkar MD, HR Gillian Larkins WIB CFO Andrew Carriline WIB CRO Russel Armstrong WIB COO The Group Treasurer sits on the WIB leadership team although Treasury earnings are reported outside WIB Page 13 Leadership across our markets 1.

Disclaimer The material contained in this presentation is intended to be general background information on Westpac Banking Corporation (“Westpac”) and its activities. The information is supplied in summary form and is therefore not necessarily complete. Also, it is not intended that it be relied upon as advice to investors or potential investors, who should consider seeking independent professional advice depending upon their specific investment objectives, financial situation or particular needs. The material contained in this presentation may include information derived from publicly available sources that have not been independently verified. No representation or warranty is made as to the accuracy, completeness or reliability of the information. All amounts are in Australian dollars unless otherwise indicated. Presentation of financial information Unless otherwise noted, financial information in this presentation is presented on a cash earnings basis. Refer to Westpac’s Full Year 2010 Results (incorporating the requirements of Appendix 4E) for the full year ended 30 September 2010 available at www.westpac.com.au/investorcentre (‘Profit Announcement’) for details of the basis of preparation of cash earnings. The material contained in this presentation includes pro-forma financial information. This pro-forma financial information is prepared on the assumption that Westpac’s merger with St.George Bank Limited was completed on 1 October 2008 (unless pro-forma information is stated to relate to an earlier period, in which case such data is prepared on the assumption that the merger was completed on 1 October of such earlier period) with the exception of the impact of the allocation of purchase consideration, associated fair value adjustments and accounting policy alignments, which were only incorporated from and including 18 November 2008, being the accounting consolidation date. The pro-forma financial information is unaudited. It is provided for illustrative information purposes to facilitate comparisons of the latest period with prior periods and is not meant to be indicative of the results of operations that would have been achieved had the merger actually taken place at the date indicated. Refer to the Profit Announcement for further information. Disclosure regarding forward-looking statements This presentation contains statements that constitute ‘future matters’ within the meaning of Section 728(2) of the Corporations Act 2001 and/or ‘forward- looking statements’ within the meaning of Section 21E of the US Securities Exchange Act of 1934. The forward-looking statements include statements regarding our intent, belief or current expectations with respect to our business and operations, market conditions, results of operations and financial condition, including, without limitation, future loan loss provisions, financial support to certain borrowers, indicative drivers, forecasted economic indicators and performance metric outcomes. We use words such as ‘will’, ‘may’, ‘expect’, 'indicative', ‘intend’, ‘seek’, ‘would’, ‘should’, ‘could’, ‘continue’, ‘plan’, ‘probability’, ‘risk’, ‘forecast’, ‘likely’, ‘estimate’, ‘anticipate’, ‘believe’, or similar words to identify forward-looking statements. These statements reflect our current views with respect to future events and are subject to change, certain risks, uncertainties and assumptions which are, in many instances, beyond our control and have been made based upon management’s expectations and beliefs concerning future developments and their potential effect upon us. Should one or more of the risks or uncertainties materialise, or should underlying assumptions prove incorrect, actual results may vary materially from the expectations described in this presentation. Factors that may impact on the forward-looking statements made include those described in the section entitled ‘Risk factors’ in Westpac’s 2010 Annual Report available at www.westpac.com.au. When relying on forward-looking statements to make decisions with respect to us, investors and others should carefully consider such factors and other uncertainties and events. We are under no obligation, and do not intend, to update any forward-looking statements contained in this presentation. Page 14 Leadership across our markets